UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 27, 2013

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2013, PCTEL, Inc. (the “Company”), its wholly-owned subsidiary PCTelWorx, Inc. (“PCTelWorx”), and the TelWorx Parties (as defined herein) entered into an Amendment (the “Amendment”) to the Asset Purchase Agreement, dated July 9, 2012 (the “Original Agreement), among the Company, PCTelWorx, Ciao Enterprises, LLC f/k/a TelWorx Communications, LLC and certain of its affiliated entities (collectively, the “TelWorx Entities”) and Tim and Brenda Scronce (“Sellers” and collectively with the TelWorx Entities, the “TelWorx Parties”), as part of a settlement arrangement relative to PCTelWorx’s acquisition of certain assets and the assumption of certain liabilities of the TelWorx Entities on July 9, 2012 (the “Acquisition”).

As disclosed in the Company’s Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2013, after completion of the Acquisition, the Company became aware of certain accounting irregularities with respect to the TelWorx Entities and the Company’s Board of Director’s directed management to conduct an internal investigation. Based on the results of the Company’s investigation, the Company’s Board of Directors directed management to seek restitution from the TelWorx Parties, and after protracted negotiations and concurrent litigation, the parties determined to enter into the Amendment in order to settle potential claims.

The following is a summary of the material terms of the Amendment, which summary is qualified in its entirety by the complete text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein:

•	the TelWorx Parties agreed to pay the Company a cash payment of $4.25 million, which includes $1.05 million pursuant to the working capital adjustment provisions of the Original Agreement;

•

the TelWorx Parties agreed to forfeit all $1.5 million of the potential contingent consideration earnable under the Original Agreement, which has a fair value of $0.63 million, which was payable in the form of common stock of the Company;

•	the TelWorx Parties agreed to the elimination of the holdback provided for under the Original Agreement and to the release of the $0.5 million holdback to the Company;

•	the parties agreed to the elimination of all indemnification obligations provided for under the Original Agreement;

•	the Company, PCTelWorx and Sellers each agreed to execute mutual releases of all claims arising in connection with the dispute; and

•

Sellers agreed that PCTelWorx has the option to terminate its current facility lease in Lexington, North Carolina with Scronce Real Estate, LLC (which is controlled by Sellers) upon 180 days written notice.

As part of the Acquisition, PCTelWorx previously executed a 5 year lease with Scronce Real Estate, LLC for the continued use of an operating facility and offices in Lexington, North Carolina, which provided for annual rental payments of approximately $200,000.

The $1.05 million settlement pursuant to the working capital adjustment provisions of the Original Agreement will be recorded as an adjustment to the original Acquisition purchase price in 2012. The remaining $4.3 million settlement amount, consisting of $3.2 million cash and the release of the $0.63 million contingent consideration fair value and the $0.5 million release of the holdback liability, will be recorded as income in the quarter ended March 31, 2013, consistent with accounting for legal settlements.

The Company continues to seek restitution from other responsible parties, including Rives & Associates, LLP, a certified public accounting firm that had been approved and registered by the Public Company Accounting Oversight Board, which provided audited financial statements of the TelWorx Entities to the Company.

The Company continues to cooperate with the Commission’s investigation of this matter.

A copy of the press release issued by the Company on March 27, 2013 announcing the settlement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Asset Purchase Agreement, dated March 27, 2013, by and among the Company, PCTelWorx and the TelWorx Parties.

99.1	Press Release, dated March 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2013

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer